                                                                   EXHIBIT 10(a)



                              CONSULTING AGREEMENT



        This will confirm the arrangements, terms and conditions pursuant to which ROBERT A. LERMAN of 20576 Linksview Circle, Boca Raton, Florida 33434 and JOHN F. FERRARO of 86 Bershire Avenue, Southwick, Massachusetts 01077 (collectively the "Consultant") have been retained to serve as a financial consultant and advisor to CECO ENVIRONMENTAL CORP., with offices at 111 Elizabeth Street, Suite 600, Toronto, Canada M5G 1P7 (the "Company"). The undersigned hereby agree to the following terms and conditions:

        (1) DUTIES OF CONSULTANT: The Consultant shall, upon request of the Company, render the following services on a non-exclusive basis to the Company from time-to-time.

             (a) Consulting Services: Consultant shall render consulting services and advice pertaining to the Company's business affairs as the Company may from time-to-time request. Without limiting the generality of the foregoing, Consultant shall assist the Company in developing, studying and evaluating financial and business opportunities, and reports and discussions pertaining thereto.

             (b) Wall Street Liaison: Consultant will, when appropriate, arrange meetings with and/or introduce the Company to individuals and financial institutions in the investment community, such as securities analysts, portfolio manager, and market makers. The intent of such activities shall be to help the Company broaden the stock market appeal of the Company.

             (c) No-Capital Raising Intent: In no event shall this Agreement be construed as requiring, nor shall it be expected, that the Consultant is engaged to participate in any capital raising activities of any sort for the Company.

        Such services shall be rendered by Consultant at the request of the Company upon reasonable notice, without any direct supervision by the Company and at such time and place and in such manner (whether by conference, telephone, letter or otherwise) as Consultant may determine.

        (2) TERM: This Agreement and the duties obligations and responsibilities of the parties shall commence on April 1, 1995 and shall continue until September 30, 1996, unless extended by mutual agreement.

    (3) COMPENSATION:

        As compensation for Consultant's services hereunder:

        (a) The Company shall provide to the Consultant one option to purchase an aggregate *1,000,000* shares of the common stock of the Company at $2.50 per share. Said option shall expire April 30, 1996.

        (b) Should the option be exercised in whole or in part on or before December 31, 1995, the option price shall be reduced to $2.25 for such shares exercised.

        (c) The Company shall issue *one hundred thousand* (*100,000*) shares of common stock of the Company to Consultant on April 1, 1995.

        (d) The Company hereby agrees to file a registration statement pursuant to a Form S-8 registration, or equal, to register the shares of stock underlying the option as soon as is practicable after exercise of such options.

        (e) All reasonable out of pocket expenses incurred by Consultant in the performance of the services to be rendered hereunder shall be borne by the Company, provided prior authorization is received therefore for any amount in excess of $1,000.

    (4) RELATIONSHIP: Nothing herein shall constitute Consultant as an employee or agent of the Company, except to such extent as might hereafter be agreed upon for a particular purpose. Except as expressly agreed, Consultant shall not have the authority to obligate or commit the Company in any manner whatsoever.

    (5) ASSIGNMENT:  This Agreement is not assignable by either party.

    (6) WAIVERS: No waivers, express or implied, by either of the parties hereto of any breach of any of the covenants, agreements, or duties on the part of the other party hereto to be kept or performed, or any conditions of this contract, shall ever be deemed or taken to be a waiver of any other breach of the same or a waiver of any other covenant, agreement, duty, or condition.

    (7) VALIDITY AND ENFORCEABILITY: The invalidity or unenforceability of any provision hereof shall in no way affect the validity of enforceability of any other provision.

    (8) MODIFICATIONS: This Agreement cannot be changed, modified or discharge orally, but can be changed only if consented to in writing by both parties.

    (9) NOTICES: Any notice or communication required hereunder to be sent to either of the parities by the other hereto shall be deemed to have been sufficiently given if mailed, postage prepaid, by registered or certified mail to Consultant or to the Company at the addresses set forth in the introductory paragraph of this Agreement or to such other address as may be filed by either party with the other.

   (10) NON-EXCLUSIVE ASSIGNMENT: Nothing contained herein shall operate to prevent the Consultant from engaging any other form of business or activity, including without limitations providing the same or substantially the same services as herein described to others.

   (11) FLORIDA LAW: This Agreement shall be governed by the laws of the State of Florida.

   (12) ENTIRE AGREEMENT: This Agreement constitutes the entire agreement between the Company and Consultant, and all previous agreements and understandings are null and void.

        Dated as of April 1, 1995.



                                                        By /s/Robert A. Lerman
                                                           --------------------
                                                           Robert A. Lerman



                                                        By /s/John F. Ferraro
                                                           ---------------------
                                                           John F. Ferraro


AGREED AND ACCEPTED

CECO ENVIRONMENTAL CORP.



By: /s/Philliip DeZwirek
    ---------------------
    Phillip DeZwirek, Chairman